Exhibit 10.6

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of May 22, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”), is entered into among Batman Intermediate Holdings B, Inc., a Delaware corporation (“Holdings”), Batman Merger Sub, Inc., a Delaware corporation (as further defined in Section 1.1 of the Credit Agreement, the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 8.14 hereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Borrower are referred to collectively as the “Grantors”), and the Collateral Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, Holdings and the Borrower are party to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender, and the other parties party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to, among other things, make Loans to the Borrower, the Swingline Lender has agreed to make Swingline Loans to the Borrower and the Letter of Credit Issuer have agreed to issue Letters of Credit for the account of Holdings, the Borrower and the Restricted Subsidiaries (such Loans, Swingline Loans and Letters of Credit, collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Cash Management Banks, Bank Product Providers or Hedge Banks may from time to time enter into Secured Cash Management Agreements, Secured Bank Product Agreements or Secured Hedge Agreements, respectively, with Holdings, the Borrower and/or the Restricted Subsidiaries;

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee”), each Grantor (other than the Borrower) has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations in accordance with and subject to the terms and conditions of the Guarantee;

WHEREAS, the Extensions of Credit will be used by the Borrower and its Subsidiaries to effect the Transactions and for general corporate purposes (including for working capital, capital expenditures and any transaction or other action not prohibited by the Credit Documents); and

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the Extensions of Credit and the provision of the Secured Cash Management Agreements, Secured Bank Product Agreements and Secured Hedge Agreements;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lender and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make their respective Extensions of Credit to Holdings, the Borrower and the Restricted Subsidiaries,

as applicable, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Agreements or Secured Hedge Agreements, respectively, with Holdings, the Borrower and/or the Restricted Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Commercial Tort Claims, Commodity Contract, Deposit Accounts, Documents, Fixtures, Goods, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Accounts, Security Entitlement, Software, Supporting Obligation and Tangible Chattel Paper.

(c) The following terms shall have the following meanings:

“Borrower” shall have the meaning provided in the preamble to this Security Agreement.

“Collateral” shall have the meaning provided in Section 2(a).

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyrights, whether as author, assignee, transferee or otherwise, including copyrights in Software, and (ii) all registrations and applications for registration of any such copyright, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or similar offices in any other jurisdiction, including those U.S. registered copyrights owned by any Grantor and listed on Schedule 1.

“Credit Agreement” shall have the meaning provided in the recitals to this Security Agreement.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Property” shall mean (i) any Vehicles, airplanes and other assets subject to certificates of title; (ii) Letter-of-Credit Rights except to the extent constituting Supporting Obligations; (iii) any property subject to a purchase money agreement, capital lease or similar arrangement to the extent the creation of a security interest therein is prohibited thereby; (iv) (x) all leasehold interests in real property (including, for the avoidance of doubt, any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests) and (y) any parcel of real estate located in the United States and the improvements thereto owned in fee by a Credit Party with a book value of $15,000,000 or less (at the time of acquisition) (but not any Collateral located thereon) or any parcel of real estate and the improvements thereto owned in fee by a Credit Party outside the United States; (v) any “intent to use” Trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein would impair the validity or enforceability of such “intent to use” Trademark application under federal law; (vi) [reserved]; (vii) any charter, permit, franchise, authorization, lease, license or Contractual Requirement, in each case, only to the extent and for so long as the grant of a security interest therein by the applicable Grantor (x) would violate, or would invalidate, such charter, permit, franchise, authorization, lease, license, or Contractual Requirement, (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or Contractual Requirement the right to terminate its obligations thereunder or (z) is permitted only with consent (other than consent of a Credit Party) and all necessary consents to such grant of a Security Interest have not been obtained from the other parties thereto (other than, in each case referred to in clauses (x), (y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, or to the extent constituting the receivables and proceeds thereof); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such charter, permit, franchise, authorization, lease, license or Contractual Requirement; (viii) any Commercial Tort Claim with a claim value of less than $5,500,000 (with such value determined by the Borrower in good faith); (ix) any Excluded Stock and Stock Equivalents; (x) assets of Unrestricted Subsidiaries, Captive Insurance Subsidiaries and special purposes entities, including any Receivables Subsidiary or any Securitization Subsidiary; (xi) [reserved]; (xii) [reserved]; (xiii) any assets with respect to which, in the reasonable judgment of the Borrower and the Collateral Agent, the cost or other consequences of granting a security interest in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (xiv) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could result in a material adverse tax consequence as reasonably determined by the Borrower in consultation with the Collateral Agent; and (xv) any assets with respect to which granting a security interest in such assets would be prohibited by Requirements of Law or Contractual Requirement or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (it being understood that the Grantors are not required to comply with the Federal Assignment of Claims Act or any similar statute) or other third party or create a right of termination in favor of any third party, in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable Requirements of Law, excluding the proceeds and receivables thereof and in the case of any such Contractual Requirement, such prohibition was not created in contemplation of the creation of a security interest therein; provided that with respect to clauses (iii), (vii) and (xv), such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect; provided, further, that proceeds and products from any and all of the of the foregoing that would constitute Excluded Property shall also not be considered Collateral and proceeds and products from any and all of the of the foregoing that do not constitute Excluded Property shall be considered Collateral.

“Extensions of Credit” shall have the meaning assigned to such term in the preamble hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, in each case, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder.

“Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Guarantee” shall have the meaning provided in the recitals to this Security Agreement.

“Holdings” shall have the meaning provided in the preamble to this Security Agreement.

“Intellectual Property” shall mean all intellectual property, including all (i) (a) Patents, inventions, processes, developments, technology and know-how; (b) Copyrights; (c) Trademarks; (d) trade secrets, proprietary rights in Software, data, databases and proprietary rights in confidential or non-public information; and (e) all other intellectual property rights, and (ii) all rights, priorities and privileges related thereto and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds therefrom.

“Intercreditor Agreement” means any Junior Lien Intercreditor Agreement, if executed, and/or Pari Intercreditor Agreement, if executed (each, an “Intercreditor Agreement”).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than Excluded Stock and Stock Equivalents).

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all patents, all registrations and recordings thereof, and all applications for patents, including issuances, recordings and pending applications in the United States Patent and Trademark Office or similar offices in any other jurisdiction, and (b) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions thereof, and the inventions, discoveries or designs disclosed or claimed therein, including, those U.S. patents and applications therefor owned by any Grantor and listed on Schedule 2.

“Permitted Liens” shall mean any Liens permitted under Section 10.2 of the Credit Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor included in the Collateral, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor included in the Collateral or injury to the goodwill associated with or symbolized thereby, (iii) past, present or future infringement of any Copyright included in the Collateral now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean all Copyrights, Patents and Trademarks issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office or the United States Copyright Office.

“Security Agreement” shall have the meaning provided in the preamble hereof.

“Security Interest” shall have the meaning provided in Section 2(a).

“Short-form Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 3.2(b).

“Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Termination Date” shall have the meaning provided in Section 6.5(a).

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, brand names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers and designs, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other jurisdiction, and all extensions or renewals thereof and (ii) all goodwill associated therewith or symbolized thereby, including those U.S. registered trademarks and applications therefor owned by any Grantor and listed on Schedule 3 hereto.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, such terms shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” shall mean all cars, trucks, trailers and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Sections 1.2, 1.3, 1.5, 1.6, 1.8, 1.9 and 1.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

2. Grant of Security Interest.

(a) Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, cash equivalents, Deposit Accounts, Securities Accounts and all other investments deposited therein;

(iv) all Documents;

(v) all Equipment, Fixtures and Goods;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Supporting Obligations;

(xii) all Commercial Tort Claims;

(xiii) all books and records pertaining to the Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that the Collateral (or any defined term used in the definition thereof) shall not include any Excluded Property; provided, however, that the Collateral shall include any Proceeds, substitutions or replacements of Excluded Property to the extent they would otherwise constitute Collateral. The Grantors shall not be required to take any action intended to cause “Excluded Property” to constitute Collateral and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Property.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the applicable Grantors, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices in the United States as the Collateral Agent reasonably determines appropriate to perfect (with respect to Intellectual Property included in the Collateral, if and to the extent such perfection may be achieved by the filings contemplated in Section 3.2) the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all assets now owned or hereafter acquired” or words of similar effect; provided, that with respect to fixtures the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Subject to the limitations contained herein and in the Credit Agreement, each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), with the signature of each applicable Grantor, such documents as may be necessary or advisable for the purpose of perfecting (with respect to Intellectual Property included in the Collateral, if and to the extent perfection may be achieved by the filings contemplated in Section 3.2), confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral, unless the Collateral Agent has expressly assumed such obligations or liabilities and released the Grantors from such obligations and liabilities.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents and (b) the other Liens permitted by the Credit Agreement, such Grantor owns, or has valid leaseholds in or the right to use, each item of the Collateral free and clear of any and all Liens. To the knowledge of such Grantor, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (ii) are permitted by the Credit Agreement or (iii) relate to obligations no longer outstanding and, to the extent applicable, commitments to lend which have been terminated.

3.2 Perfected Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (provided that, with respect to the creation and perfection of Security Interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection thereof is governed by the Uniform Commercial Code), subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally, general equitable principles, and principles of good faith and fair dealing.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other actions described in clauses (A), (B) or (C) of this Section 3.2(b)) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) with respect to Collateral that is not Excluded Property in which perfection can be obtained by filing a financing statement, the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) with respect to Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case that constitute Collateral, delivery to the Collateral Agent of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) with respect to Registered Intellectual Property that is not Excluded Property, completion or recordation of the filing of a fully executed agreement substantially in the form of Annex B hereof (the “Short-form Intellectual Property Security Agreement”) and containing a description of the applicable Collateral constituting Registered Intellectual Property in the United States Patent and Trademark Office, with respect to U.S. registered and applied for Patents and Trademarks, or in the United States Copyright Office, with respect to U.S. registered Copyrights, as applicable and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to, nor shall the Collateral Agent be authorized to, perfect the Security Interests granted by this Security Agreement by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved or required by United States federal government offices with respect to Registered Intellectual Property under applicable United States law and (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments or Certificated Securities with a fair market value in excess of $15,000,000 individually (or in the case of intercompany indebtedness, an Intercompany Note). No additional actions shall be required hereunder with respect to (x) any Equity Interests issued by a Foreign Subsidiary (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) or (y) any assets that are located or titled outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets (it being understood that there shall be no security agreements governed under the laws of any non-U.S. jurisdiction), and no Grantor shall be required to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract or, except as expressly set forth in the immediately preceding sentence, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control.”

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3 Schedules

(a) As of the Closing Date, Schedule 1 sets forth a true and complete list of all Copyrights applied for, or registered with, the United States Copyright Office owned by each Grantor, including the name of the registered owner and the application or registration number of each such Copyright.

(b) As of the Closing Date, Schedule 2 and Schedule 3 set forth a true and complete list of all of each Grantor’s Patents and Trademarks, respectively, applied for, or registered with, the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration or application number, as applicable.

(c) As of the Closing Date, Schedule 5(a) sets forth, with respect to each Grantor, (i) its exact legal name, as such name appears in its respective certificate of incorporation or articles of incorporation or formation (or equivalent organizational document) in its jurisdiction of incorporation, formation or organization, (ii) its type of organization, (iii) its organizational identification number, if any, (iv) its federal taxpayer identification number, if any and (v) its jurisdiction of formation. As of the Closing Date, set forth in Schedule 5(b) hereto is a list of (w) any other corporate or organizational legal names each Grantor has had, together with the date of the relevant change, (x) all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties and (y) any other business or organization to which each Grantor became the successor by merger, consolidation or acquisition of all or substantially all of the assets of another Person (other than any merger or consolidation with, or acquisition from, any other Grantor), and any changes in the form, nature or jurisdiction of organization or otherwise, in the case of each of clauses (w) through (y), at any time in the five years immediately preceding the Closing Date. As of the Closing Date, set forth in Schedule 5(c) hereto is a list of the chief executive office of each Grantor.

(d) As of the Closing Date, Schedule 6 sets forth, with respect to each Grantor, the proper UCC filing office for the financings statements of each Grantor in its jurisdiction of organization or formation, as applicable, and, to the extent any of the Collateral is comprised of fixtures attached to real property required to be subject to a Mortgage under Section 9.14 of the Credit Agreement, the proper local jurisdiction, in each case as set forth with respect to such Grantor.

(e) As of the Closing Date, Schedule 7 sets forth a list of all Commercial Tort Claims with a value equal to or greater than $5,500,000 (with such value determined by the Borrower in good faith).

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Termination Date or the release of such Grantor in accordance with Section 6.5(b):

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Except as otherwise permitted in the Credit Documents, such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.2(b) and shall use commercially reasonable efforts to defend such Security Interest against the material claims and demands of all Persons (except to the extent that the Collateral Agent and the Borrower agree that the cost of such defense is excessive in relation to the benefit to the Lenders of the security interest and priority), in each case other than a Security Interest in assets of such Grantor subject to a disposition permitted by the Credit Agreement to a Person that is not a Credit Party, and in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Such Grantor will furnish to the Collateral Agent at the time of the delivery of the financial statements provided for in Section 9.1(a) of the Credit Agreement: a schedule setting forth any new or additional (A) Registered Intellectual Property owned by any Grantor, which has not been previously disclosed to the Collateral Agent, following the Closing Date (or following the date of the last supplement provided to the Collateral Agent pursuant to this Section 4.1(c)), all in reasonable detail, and (B) within thirty (30) days following the delivery of such financial statements (or such later date as the

Collateral Agent may reasonably agree), execute and file a Short-form Intellectual Property Security Agreement or any other appropriate documents or instruments (as the Collateral Agent may reasonably request) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, evidencing the Collateral Agent’s security interest in such new or additional Registered Intellectual Property that is not Excluded Property.

(d) Subject to clause (e) below and Section 4.1(a), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which, subject to the terms of any Intercreditor Agreement, the Collateral Agent may reasonably request, in order (i) to grant, preserve, protect and perfect (with respect to Intellectual Property included in the Collateral, if and to the extent perfection may be achieved by the filings contemplated in Section 3.2) the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C).

(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement and this Section 4.1.

(f) Such Grantor will (i) deliver to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper with a fair market value in excess of $15,000,000 individually and (ii) furnish to the Collateral Agent and the Lenders notice of any Commercial Tort Claims with a value equal to or greater than $5,500,000 (with such value determined by the Borrower in good faith).

(g) Except as consistent with such Grantor’s reasonable business judgment, with respect to each material item of its Registered Intellectual Property included in the Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office, to (i) maintain the validity and enforceability of such material Registered Intellectual Property and maintain such material Registered Intellectual Property in full force and effect, and (ii) pursue the registration and maintenance of such patent, trademark or servicemark registration or application, or copyright registration or application, now or hereafter included in such material Registered Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, and the payment of maintenance fees. Except as consistent with such Grantor’s reasonable business judgment, each Grantor shall take all commercially reasonable steps which it, or the Collateral Agent (during the continuation of an Event of Default), deems reasonable and appropriate under the circumstances to preserve and protect each material item of its Intellectual Property included in the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, at least consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality. Notwithstanding the foregoing, Grantor may unilaterally abandon any item of Intellectual Property in the event that Grantor has previously determined in its reasonable discretion that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent promptly (and in any event within thirty (30) days (or such longer period as the Collateral Agent may reasonably agree) of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC, (iii) in its type of organization or corporate structure which would impair the perfection and priority of the Security Interest granted hereby, or (iv) in its Federal Taxpayer Identification Number or organizational identification number (if any). Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and, subject to Section 3.2(c), take all other action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of any Intercreditor Agreement, each Grantor shall deliver to the Collateral Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts constituting Collateral, including all original (if available) orders, invoices and shipping receipts.

(b) At the direction of the Collateral Agent, solely upon the occurrence and during the continuance of an Event of Default, subject to the terms of any Intercreditor Agreement, each Grantor hereby grants to the Collateral Agent, solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article 5, and solely to the extent such grant does not constitute or result in the abandonment, termination, acceleration, invalidation of or rendering unenforceable any right, title or interest therein or result in a breach of the terms of, or constitute a breach or default under such Intellectual Property, a non-exclusive, fully paid-up, royalty-free, worldwide license to use, license or sublicense (on a non-exclusive basis) any of the Intellectual Property included in the Collateral, including, without limitation, any such Intellectual Property owned or hereafter acquired by such Grantor (subject to the rights of any person or entity under any pre-existing license or other agreement); provided, however, that nothing in this Section 5.1 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach of default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property, provided, further, that such licenses to be granted hereunder shall incorporate commercially reasonable terms reasonably necessary to preserve and maintain the Intellectual Property interests licensed, including, without limitation (i) with respect to Trademarks, reasonable quality control standards applicable to each such Trademark as in effect as of the date such licenses hereunder are granted, terms transferring and inuring goodwill arising from use back to such Grantor, terms prohibiting the mutilation, misuse, or alteration of Trademarks, and other reasonable terms consistent with such Grantor’s historical practices and (ii) with respect to private data, trade secrets and confidential information, commercially reasonable terms maintaining the private, secret and confidential status of such information through the imposition of reasonable obligations of confidentiality and restrictions on use at least meeting minimum legal requirements. Any license granted pursuant to this Section 5.1(b) shall be exercisable solely during the continuance of an Event of Default.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement, subject to the terms of any Intercreditor Agreement, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement, subject to the terms of any Intercreditor Agreement, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Unless the Collateral Agent has expressly in writing assumed the obligations and liabilities with respect thereto, and released the Grantors therefrom, neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent, subject to the terms of any Intercreditor Agreement, so requires by notice in writing to the relevant Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order set forth in Section 11.13 of the Credit Agreement.

If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5 Code and Other Remedies. Subject to the terms of any Intercreditor Agreement, if an Event of Default shall occur and be continuing, and after giving prior notice to the Borrower and any applicable Grantor, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency (in each case subject to the limitations set forth in Section 13.5 of the Credit Agreement).

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Unless and until the Termination Date has occurred or, with respect to any Grantor, such Grantor shall be released in accordance with Section 6.5(b), each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements, Secured Bank Product Agreements, Secured Hedge Agreements and any other documents executed and delivered in connection therewith may, in accordance with Section 13.1 of the Credit Agreement or any applicable Secured Cash Management Agreement, Secured Bank Product Agreement or Secured Hedge Agreement, be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement, Secured Bank Product Agreement or Secured Cash Management Agreement, the Hedge Bank, Bank Product Provider or Cash Management Bank, respectively, party thereto) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Except as provided in Section 6.2, neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Grantor or any other Person or any release of any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate on the Termination Date or, if sooner, upon the termination or release of such Grantor hereunder pursuant to Section 6.5, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or advisable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Borrower and any applicable Grantor of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account constituting Collateral or with respect to any other Collateral whenever payable;

(ii) subject to Section 3.2(c), in the case of any Intellectual Property included in the Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) upon three (3) Business Days’ prior written notice, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than taxes not required to be discharged under the Credit Agreement and other than Permitted Liens);

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral); and

(xii) subject to Section 5.1(b) and Section 5.5, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and after the expiration of any notice periods otherwise required hereunder or under any other Credit Document.

(b) Subject to any limitations of the Collateral Agent to take actions as set forth in Section 6.1(a), if any Grantor fails to perform or comply with any of its agreements contained herein within a reasonable period of time after the Collateral Agent has requested it to do so, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable and documented out-of-pocket expenses of the Collateral Agent, in each case subject to the limitations on reimbursement of costs and expenses set forth in Section 13.5 of the Credit Agreement, incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the Collateral Agent to the extent required by, and in accordance with, Section 13.5 of the Credit Agreement.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated (or, with respect to any Grantor, until such Grantor is released in accordance with Section 6.5(b)) and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own respective gross negligence, bad faith or willful misconduct, or material breach of this Security Agreement, as determined in a final non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by any Intercreditor Agreement and the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 [Intentionally Omitted].

6.5 Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns permitted under the Credit Agreement until the date on which all Obligations under the Credit Documents (other than, in each case, any contingent obligations not then due, any Secured Hedge Obligations, any Secured Bank Product Obligations, Secured Bank Product Obligations or any Secured Cash Management Obligations) shall have been satisfied by payment in full, the Commitments shall have been terminated, all Letters of Credit shall have expired or terminated, and all Letters of Credit Outstanding shall have been reduced to zero (or all such Letters of Credit and Letters of Credit Outstanding shall have been Cash Collateralized) (such date, the “Termination Date”).

(b) A Grantor shall automatically be released from its obligations hereunder if it ceases to be a Credit Party in accordance with Section 13.1 of the Credit Agreement.

(c) The Security Interest granted hereby in any Collateral shall automatically be released (i) to the extent provided in Section 13.1 of the Credit Agreement and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 13.1 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral permitted under the Credit Agreement to a Person that is not a Credit Party shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d) In connection with any termination or release pursuant to the foregoing clauses (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, subject to, if reasonably requested by the Collateral Agent, the Collateral Agent’s receipt of a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Notwithstanding anything to the contrary contained herein, each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other Person, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent As Agent.

(a) Jefferies Finance LLC has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, except to the extent specifically set forth in Section 5 of the Guarantee, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section 7(a). Each Secured Party, by its acceptance of the benefits hereof, agrees that any action taken by the Collateral Agent in accordance with the provisions of the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Secured Parties.

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any Security Document (except for its or such other Person’s own gross negligence, willful misconduct, bad faith or material breach, each as determined in a final non-appealable judgment of a court of competent jurisdiction).

8. Miscellaneous.

8.1 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of any Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and the terms of this Security Agreement, the terms of any Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of any such Intercreditor Agreement.

8.2 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Credit Agreement.

8.3 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Schedule 13.2 to the Credit Agreement.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent, in each case in accordance with, and subject to the limitations on reimbursement of costs and expenses set forth in, Section 13.5 of the Credit Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, all actual losses, damages, claims, expenses or liabilities of any kind or nature whatsoever related to the execution, delivery, enforcement, performance, and administration of this Security Agreement to the extent the Credit Parties would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(c) The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.6 Successors and Assigns. This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent or as otherwise permitted by the Credit Agreement.

8.7 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. Section headings used in this Security Agreement are for convenience of reference only and shall not affect the interpretation hereof.

8.10 Integration. This Security Agreement and the other Credit Documents represents the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.11 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each party hereto and including, without limitation, the Collateral Agent for the benefit of each of the Secured Parties by its acceptance of the terms hereof, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and any other Credit Document to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c) agrees that service of process in any such action or proceeding shall be effected by delivery by hand, delivery by overnight courier service or mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.3 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.14 Additional Grantors. Each Subsidiary that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement, and each Subsidiary of the Borrower that elects to become a party to this Security Agreement, shall become a Subsidiary Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO, INCLUDING WITHOUT LIMITATION THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES, BY ITS ACCEPTANCE OF THE TERMS HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY RELATED TO OR ARISING OUT OF THIS SECURITY AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

BATMAN INTERMEDIATE HOLDINGS B, INC., as a Grantor

By:	/s/ Gregory Hampton
Name: Gregory Hampton
Title: Chief Financial Officer

BATMAN MERGER SUB, INC., as a Grantor

By:	/s/ Darren Abrahamson
Name: Darren Abrahamson
Title: Secretary and Treasurer

The undersigned, Blue Coat Holdings, Inc., hereby confirms that, as a result of its merger with Batman Merger Sub, Inc., it hereby assumes all of the rights and obligations of Batman Merger Sub, Inc. under this Security Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined to this Security Agreement as a Grantor hereunder.

BLUE COAT HOLDINGS, INC. (formerly known as PROJECT BARBOUR HOLDINGS CORPORATION), as a Grantor

By:	/s/ Gregory Hampton
Name: Gregory Hampton
Title: Chief Financial Officer

BLUE COAT SYSTEMS, INC., as a Grantor

By:	/s/ Gregory Hampton
Name: Gregory Hampton
Title: Chief Financial Officer

JEFFERIES FINANCE LLC, as the Collateral Agent

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

Schedule 1

U.S. REGISTERED COPYRIGHTS

Blue Coat Systems, Inc.:

Credit Party–Owner	Title	Registration Number	Application Date
Blue Coat Systems Inc.	SOCKs5-v1.Or11.	TX5704755	5/23/2003
Blue Coat Systems Inc.	SOCKs5-beta-0.17.1.	TX5704754	5/23/2003

Schedule 2

U.S. PATENTS AND PATENT APPLICATIONS

Blue Coat Systems, Inc.:

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
METHOD FOR EXPLICIT DATA RATE CONTROL IN A PACKET COMMUNICATION ENVIRONMENT WITHOUT DATA RATE SUPERVISION	08/742994	11/1/1996	6,038,216	3/14/2000
METHOD FOR RAPID DATA RATE DETECTION IN A PACKET COMMUNICATION ENVIRONMENT WITHOUT DATA RATE SUPERVISION	08/762828	12/6/1996	5,802,106	9/1/1998
ADAPTIVE ACTIVE CACHE REFRESH	08/959058	10/28/1997	6,128,701	10/3/2000
SHARED CACHE PARSING AND PRE-FETCH	08/959313	10/28/1997	6,393,526	5/21/2002
METHOD FOR MINIMIZING UNNEEDED RETRANSMISSION OF PACKETS IN A PACKET COMMUNICATION ENVIRONMENT SUPPORTING A PLURALITY OF DATA LINK RATES	08/970693	11/14/1997	6,018,516	1/25/2000
SYSTEM FOR MANAGING FLOW BANDWIDTH UTILIZATION AT NETWORK, TRANSPORT AND APPLICATION LAYERS IN STORE AND FORWARD NETWORK	08/977642	11/24/1997	6,046,980	4/4/2000
METHOD FOR TRANSPARENTLY DETERMINING AND SETTING AN OPTIMAL MINIMUM REQUIRED TCP WINDOW SIZE	09/046776	3/13/1998	US6205120B1	3/20/2001
NETWORK OBJECT CACHE ENGINE	09/093533	6/8/1998	7,103,794	9/5/2006
METHOD FOR PACING DATA FLOW IN A PACKET-BASED NETWORK	09/106924	6/29/1998	6,115,357	9/5/2000
MULTIPLE CACHE COMMUNICATION	09/127249	7/31/1998	6,427,187	7/30/2002
METHOD FOR AUTOMATICALLY CLASSIFYING TRAFFIC IN A PACKET COMMUNICATIONS NETWORK	09/198090	11/23/1998	US6412000B1	6/25/2002
METHOD FOR DATA RATE CONTROL FOR HETEROGENOUS OR PEER INTERNETWORKING	09/206772	12/7/1998	US6456630B1	9/24/2002
INTERNET OVER SATELLITE SYSTEM	09/243185	2/2/1999	US6529477B1	3/4/2003
INTERNET OVER SATELLITE METHOD	09/243554	2/2/1999	US6584083B1	6/24/2003
SELF MODERATED VIRTUAL COMMUNITIES	09/283677	4/1/1999	6,374,290	4/16/2002
METHOD FOR EXPLICIT DATA RATE CONTROL IN A PACKET	09/300036	4/27/1999	US6298041B1	10/2/2001

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
COMMUNICATION ENVIRONMENT WITHOUT DATA RATE SUPERVISION
METHOD AND SYSTEM FOR CONTROLLING DATA FLOW IN AN INTERNET OVER SATELLITE CONNECTION	09/306236	5/6/1999	US6654344B1	11/25/2003
METHOD AND SYSTEM FOR MANAGING MEMORY IN AN INTERNET OVER SATELLITE CONNECTION	09/306678	5/6/1999	US6460085B1	10/1/2002
COST-BASED OPTIMIZATION FOR CONTENT DISTRIBUTION USING DYNAMIC PROTOCOL SELECTION AND QUERY RESOLUTION FOR CACHE SERVER	09/324360	6/2/1999	6,542,964	4/1/2003
METHOD AND APPARATUS FOR SEAMING OF STREAMING CONTENT	09/329963	6/10/1999	6,263,371	7/17/2001
METHOD FOR REAL TIME PROTOCOL MEDIA RECORDING	09/330318	6/10/1999	6,735,634	5/11/2004
NETWORKED COMPUTER SYSTEM	09/469834	12/22/1999	US6854009B1	2/8/2005
SYSTEM FOR MANAGING FLOW BANDWIDTH UTILIZATION AT NETWORK, TRANSPORT AND APPLICATION LAYERS IN STORE AND FORWARD NETWORK	09/479356	1/7/2000	US6285658B1	9/4/2001
INTERNET OVER SATELLITE APPARATUS	09/493338	1/28/2000	US6934255B1	8/23/2005
SCHEME FOR SEGREGATING CACHEABLE AND NON-CACHEABLE BY PORT DESIGNATION	09/515069	2/28/2000	6,587,928	7/1/2003
SHARED CACHE PARSING AND PRE-FETCH	09/726679	11/29/2000	6,442,651	8/27/2002
APPLICATION INDEPENDENT WRITE MONITORING METHOD FOR FAST BACKUP AND SYNCHRONIZATION OF OPEN FILES	09/794093	2/28/2001	US6847983B2	1/25/2005
APPLICATION INDEPENDENT WRITE MONITORING METHOD FOR FAST BACKUP AND SYNCHRONIZATION OF FILES	09/794094	2/28/2001	US6985915B2	1/10/2006
DYNAMIC PORT MANAGEMENT	09/827742	4/6/2001	6,983,319	1/3/2006
SYSTEM AND METHOD FOR EFFICIENTLY FORWARDING CLIENT REQUESTS FROM A PROXY SERVER IN A TCP/IP COMPUTING ENVIRONMENT	09/846117	4/30/2001	7,003,572	2/21/2006
SYSTEM AND METHOD FOR DYNAMICALLY IDENTIFYING INTERNAL HOSTS IN A HETEROGENOUS COMPUTING ENVIRONMENT WITH MULTIPLE SUBNETWORKS	09/884884	6/18/2001	US6970432B1	11/29/2005

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
METHODS, APPARATUSES AND SYSTEMS ENABLING A NETWORK SERVICES PROVIDER TO DELIVER APPLICATION PERFORMANCE MANAGEMENT SERVICES	09/896887	6/28/2001	US6934745B2	8/23/2005
ELECTRONIC MAIL FILE ACCESS SYSTEM	09/915719	7/25/2001	US7409424B2	8/5/2008
METHOD FOR MEASURING NETWORK DELAY USING GAP TIME	09/935996	8/22/2001	US7012900B1	3/14/2006
NETWORK APPLICATION ASSOCIATION	09/939147	8/24/2001	7,031,327	4/18/2006
METHOD FOR EXPLICIT DATA RATE CONTROL IN A PACKET COMMUNICATION ENVIRONMENT WITHOUT DATA RATE SUPERVISION	09/944746	8/31/2001	US6741563B2	5/25/2004
DYNAMIC PARTITIONING OF NETWORK RESOURCES	09/966538	9/26/2001	US7406522B2	7/29/2008
STREAMING MEDIA BITRATE SWITCHING METHODS AND APPARATUS	09/981672	10/16/2001	7,054,911	5/30/2006
MULTICAST DELIVERY SYSTEM AND METHODS	09/999777	10/23/2001	US7054902B2	5/30/2006
SYSTEM AND METHOD FOR RECOMPRESSING A JPEG IMAGE USING REQUANTIZATION	10/012138	11/9/2001	US6850650B1	2/1/2005
METHOD FOR AUTOMATICALLY CLASSIFYING TRAFFIC IN A POCKET COMMUNICATIONS NETWORK	09/990354	11/23/2001	US6457051B1	9/24/2002
DYNAMIC TUNNEL PROBING IN A COMMUNICATIONS NETWORK	10/015826	12/10/2001	US7013342B2	3/14/2006
VOLUME-BASED NETWORK MANAGEMENT SCHEME	10/027101	12/20/2001	US7433943B1	10/7/2008
INTERFACE FACILITATING CONFIGURATION OF NETWORK RESOURCE UTILIZATION	10/027499	12/20/2001	US7203169B1	4/10/2007
SYSTEM AND METHOD FOR DETERMINING A NATURAL COLOR DEPTH OF A DIGITAL IMAGE	10/033465	12/28/2001	US7171045B1	1/30/2007
METHOD AND APPARATUS FOR FAST LOOKUP OF RELATED CLASSIFICATION ENTITIES IN A TREE-ORIENTED CLASSIFICATION HIERARCHY	10/039992	12/31/2001	US7032072B1	4/18/2006
LIVE STREAM ARCHIVING METHOD AND APPARATUS	10/060416	1/29/2002	7,412,531	8/12/2008
DUAL AXIS RAID SYSTEM FOR ENHANCED BANDWIDTH AND RELIABILITY	10/093359	3/7/2002	6,795,895	9/21/2004
REDUNDANT STORAGE FOR MULTIPLE PROCESSORS IN A RING NETWORK	10/092707	3/7/2002	6,862,609	3/1/2005
METHOD AND SYSTEMS FOR	10/099629	3/15/2002	US7283468B1	10/16/2007

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
CONTROLLING NETWORK TRAFFIC WITHIN THE SAME CONNECTION WITH DIFFERENT PACKET TAGS BY VARYING THE POLICIES APPLIED TO A CONNECTION
METHOD AND APPARATUS FOR POLICY MANAGEMENT IN A NETWORK DEVICE	10/100837	3/18/2002	7,447,755	11/4/2008
SYSTEM AND METHOD FOR DYNAMICALLY CONTROLLING AGGREGATE AND INDIVIDUAL PACKET FLOW CHARACTERISTICS WITHIN A COMPRESSED LOGICAL DATA TUNNEL	10/112577	3/29/2002	US7359974B1	4/15/2008
METHOD FOR ROUTING A REQUEST OVER A NETWORK TO A CONTENT SOURCE THAT CAN MOST ADVANTAGEOUS SERVE THE REQUEST	10/115773	4/2/2002	7,340,521	3/4/2008
METHOD AND APPARATUS FOR CONTROLLING DATA TRANSMISSION VOLUME USING EXPLICIT RATE CONTROL AND QUEUING WITHOUT DATA RATE SUPERVISION	10/140351	5/6/2002	US7236459B1	6/26/2007
METHOD FOR AUTOMATICALLY CLASSIFYING TRAFFIC WITH ENHANCED HIERARCHY IN A PACKET COMMUNICATIONS NETWORK	10/155936	5/24/2002	US6591299B2	7/8/2003
METHODS, APPARATUSES AND SYSTEMS FACILITATING DISTRIBUTION OF UPDATED TRAFFIC IDENTIFICATION FUNCTIONALITY TO BANDWIDTH MANAGEMENT DEVICES	10/173503	6/17/2002	US7155502B1	12/26/2006
MANAGEMENT OF NETWORK QUALITY OF SERVICE	10/196538	7/15/2002	US7359984B1	4/15/2008
MULTIPLE CACHE COMMUNICATION AND UNCACHEABLE OBJECTS	10/206388	7/26/2002	6,715,037	3/30/2004
METHODS, APPARATUSES AND SYSTEMS FOR TRANSPARENTLY INTERMEDIATING NETWORK TRAFFIC OVER CONNECTION-BASED AUTHENTICATION PROTOCOLS	10/234661	9/4/2002	US7343398B1	3/11/2008
CLASSIFICATION DATA STRUCTURE ENABLING MULTI-DIMENSIONAL NETWORK TRAFFIC CLASSIFICATION AND CONTROL SCHEMES	10/236149	9/6/2002	US7433304B1	10/7/2008
TRANSPARENT BRIDGE THAT TERMINATES TCP CONNECTIONS	10/251101	9/20/2002	7,249,191	7/24/2007
TRANSPARENT LOAD BALANCER FOR NETWORK CONNECTIONS	10/252061	9/20/2002	7,290,050	10/30/2007
SIMULATED COMPUTER SYSTEM FOR MONITORING OF SOFTWARE	10/255566	9/25/2002	7,356,736	4/8/2008

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
PERFORMANCE
METHODS, APPARATUSES AND SYSTEMS FACILITATING CONCURRENT CLASSIFICATION AND CONTROL OF TUNNELED AND NON-TUNNELED NETWORK TRAFFIC	10/260802	9/30/2002	US7324447B1	1/29/2008
METHOD OF LAZILY REPLICATING FILES AND MONITORING LOG IN BACKUP FILE SYSTEM	10/262305	9/30/2002	US7051053B2	5/23/2006
METHODS, APPARATUSES AND SYSTEMS ALLOWING FOR BANDWIDTH MANAGEMENT SCHEMES RESPONSIVE TO UTILIZATION CHARACTERISTICS ASSOCIATED WITH INDIVIDUAL USERS	10/295391	11/15/2002	US7296288B1	11/13/2007
METHODS, APPARATUSES AND SYSTEMS FACILITATING ANALYSIS OF THE PERFORMANCE OF NETWORK TRAFFIC CLASSIFICATION CONFIGURATIONS	10/334467	12/31/2002	US7292531B1	11/6/2007
NETWORK LINK STATE MIRRORING	10/431010	5/7/2003	US7500014B1	3/3/2009
NETWORK TRAFFIC SYNCHRONIZATION MECHANISM	10/611573	6/30/2003	US7366101B1	4/29/2008
ENHANCED FLOW DATA RECORDS INCLUDING TRAFFIC TYPE DATA	10/676383	9/30/2003	US7385924B1	6/10/2008
DYNAMIC BANDWIDTH MANAGEMENT RESPONSIVE TO ACCESS LINK STATE IN REDUNDANT NETWORK TOPOLOGIES	10/676631	9/30/2003	US7324553B1	1/29/2008
COLLABORATIVE FILE UPDATE SYSTEM	10/699065	10/31/2003	US7277901B2	10/2/2007
HEURISTIC BEHAVIOR PATTERN MATCHING OF DATA FLOWS IN ENHANCED NETWORK TRAFFIC CLASSIFICATION	10/720329	11/24/2003	7,664,048	2/16/2010
AUTOMATIC NETWORK TRAFFIC DISCOVERY AND CLASSIFICATION MECHANISM INCLUDING DYNAMIC DISCOVERY THRESHOLDS	10/744268	12/22/2003	US7543052B1	6/2/2009
METHOD AND SYSTEM FOR USE OF STORAGE CACHING WITH A DISTRIBUTED FILE SYSTEM	10/756986	1/13/2004	US7103617B2	9/5/2006
METHODS, APPARATUSES AND SYSTEMS FACILITATING CLASSIFICATION OF WEB SERVICES NETWORK TRAFFIC	10/788646	2/27/2004	7,774,456	8/10/2010
METHOD FOR EXPLICIT DATA RATE CONTROL IN A PACKET COMMUNICATION ENVIRONMENT WITHOUT DATA RATE SUPERVISION	10/790272	3/1/2004	US6928052B2	8/9/2005

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
METHOD FOR REAL TIME PROTOCOL MEDIA RECORDING	10/801393	3/15/2004	7,447,242	11/4/2008
SLOW-START ADAPTIVE MECHANISMS TO IMPROVE EFFICIENCY OF BANDWIDTH ALLOCATION	10/810785	3/26/2004	US7426181B1	9/16/2008
ADAPTIVE, APPLICATION-AWARE SELECTION OF DIFFERENTIATED NETWORK SERVICES	10/812198	3/29/2004	US7496661B1	2/24/2009
MULTIPLE CACHE COMMUNICATION AND UNCACHEABLE OBJECTS	10/812514	3/30/2004	7,197,602	3/27/2007
COST-AWARE, BANDWIDTH MANAGEMENT SYSTEMS ADAPTIVE TO NETWORK CONDITIONS	10/816512	3/31/2004	8,489,720	7/16/2013
METHODS, APPARATUSES AND SYSTEMS FACILITATING REMOTE, AUTOMATED DEPLOYMENT OF NETWORK DEVICES	10/815405	3/31/2004	7,626,944	12/1/2009
SYSTEM AND METHOD FOR REMOTE APPLICATION PROCESS CONTROL	10/829499	4/22/2004	7,653,900	1/26/2010
PACKET LOAD SHEDDING	10/843185	5/11/2004	US7376080B1	5/20/2008
NETWORK TRAFFIC SYNCHRONIZATION AND DATA COMPRESSION IN REDUNDANT NETWORK TOPOLOGIES	10/858340	6/1/2004	US7599283B1	10/6/2009
PRE-FETCH COMMUNICATION SYSTEMS AND METHODS	10/870705	6/16/2004	US7359395B2	4/15/2008
USING DIGITAL CERTIFICATES TO REQUEST CLIENT CONSENT PRIOR TO DECRYPTING SSL COMMUNICATIONS	10/871650	6/18/2004	7,543,146	6/2/2009
EXAMINATION OF CONNECTION HANDSHAKE TO ENHANCE CLASSIFICATION OF ENCRYPTED NETWORK TRAFFIC	10/917952	8/13/2004	7,778,194	8/17/2010
CLASSIFICATION AND MANAGEMENT OF NETWORK TRAFFIC BASED ON ATTRIBUTES ORTHOGONAL TO EXPLICIT PACKET ATTRIBUTES	10/938435	9/10/2004	7,545,748	6/9/2009
METHODS, APPARATUSES AND SYSTEMS FOR FACILITATING CLASSIFICATION OF WEB SERVICES NETWORK TRAFFIC	10/938968	9/10/2004	US7457870B1	11/25/2008
DYNAMIC BACKGROUND RATER FOR INTERNET CONTENT	10/940701	9/14/2004	7,587,488	9/8/2009
PROBING HOSTS AGAINST NETWORK APPLICATION PROFILES TO FACILITATE CLASSIFICATION OF NETWORK TRAFFIC	11/019501	12/20/2004	US7554983B1	6/30/2009
COORDINATED ENVIRONMENT FOR CLASSIFICATION AND CONTROL OF NETWORK TRAFFIC	11/019502	12/20/2004	7,742,406	6/22/2010

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
SYSTEM AND METHOD FOR RECOMPRESSING A DIGITAL IMAGE USING REQUANTIZATION	11/019594	12/20/2004	US7035474B2	4/25/2006
ADAPTIVE CORRELATION OF SERVICE LEVEL AGREEMENT AND NETWORK APPLICATION PERFORMANCE	11/027744	12/30/2004	7,822,837	10/26/2010
SYSTEM AND METHOD FOR DYNAMICALLY CONTROLLING A ROGUE APPLICATION THROUGH INCREMENTAL BANDWIDTH RESTRICTIONS	11/031279	1/7/2005	7,720,980	5/18/2010
MODULATION OF PARTITION PARAMETERS ACHIEVING DELAY-BASED QOS MECHANISM	11/048033	1/31/2005	US7551623B1	6/23/2009
AGGREGATE NETWORK RESOURCE UTILIZATION CONTROL SCHEME	11/053596	2/8/2005	US7453804B1	11/18/2008
ADAPTIVE NETWORK TRAFFIC COMPRESSION MECHANISM INCLUDING DYNAMIC SELECTION OF COMPRESSION ALGORITHMS.	11/082638	3/17/2005	7,420,992	9/2/2008
METHOD AND APPARATUS FOR OPTIMIZING A JPEG IMAGE USING REGIONALLY VARIABLE COMPRESSION LEVELS	11/091711	3/28/2005	7,430,330	9/30/2008
ADAPTIVE MAPPING OF NETWORK APPLICATIONS TO DIFFERENTIATED NETWORK SERVICES	11/096310	3/31/2005	7,843,843	11/30/2010
METHODS AND APPARATUS FOR BLOCKING UNWANTED SOFTWARE DOWNLOADS	11/112033	4/22/2005	8,316,446	11/20/2012
ADAPTIVE, FLOW-BASED NETWORK TRAFFIC MEASUREMENT AND MONITORING SYSTEM	11/166837	6/24/2005	7,639,613	12/29/2009
NETWORK APPLICATION APPARATUS	11/173923	7/1/2005	7,836,443	11/16/2010
FLOW SCHEDULING FOR NETWORK APPLICATION APPARATUS	11/174181	7/1/2005	8,046,465	10/25/2011
SYSTEM AND METHOD FOR DYNAMICALLY IDENTIFYING INTERNAL HOSTS IN A HETEROGENEOUS COMPUTING ENVIRONMENT WITH MULTIPLE SUBNETWORKS	11/216789	8/31/2005	US7580369B2	8/25/2009
ADAPTIVE CONTROL OF CODEBOOK REGENERATION IN DATA COMPRESSION MECHANISMS	11/233872	9/22/2005	US7154416B1	12/26/2006
PARTITION CONFIGURATION AND CREATION MECHANISMS FOR NETWORK TRAFFIC MANAGEMENT DEVICES	11/241007	9/30/2005	7,925,756	4/12/2011
METHOD AND SYSTEM FOR AUTOMATIC SECURE DELIVERY OF APPLIANCE UPDATES	11/242213	9/30/2005	7,802,092	9/21/2010

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
APPLICATION SERVICE LEVEL MEDIATION AND METHOD OF USING SAME	11/286021	11/23/2005	US7545752B2	6/9/2009
SYSTEM AND METHOD FOR EFFICIENTLY FORWARDING CLIENT REQUESTS IN A TCP/IP COMPUTING ENVIRONMENT	11/292970	12/2/2005	US7480711B2	1/20/2009
METHOD AND APPARATUS FOR NETWORK PACKET CAPTURE DISTRIBUTED STORAGE SYSTEM	11/632249	12/16/2005	7,855,974	12/21/2010
METHODS AND SYSTEMS FOR OBTAINING URL FILTERING INFORMATION	11/344787	1/31/2006	8,316,429	11/20/2012
METHOD AND SYSTEM FOR DYNAMICALLY CAPTURING FLOW TRAFFIC DATA	11/377786	3/16/2006	US7580356B1	8/25/2009
AGGREGATE RATE CONTROL USING PID	11/388495	3/24/2006	7,643,418	1/5/2010
MULTI-DIMENSIONAL COMPUTATION DISTRIBUTION IN A PACKET PROCESSING DEVICE HAVING MULTIPLE PROCESSING ARCHITECTURE	11/396070	3/30/2006	7,610,330	10/27/2009
SYSTEMS AND METHODS FOR PROTECTING CUSTOMER SECRETS DURING VENDOR TROUBLESHOOTING	11/380624	4/27/2006	7,484,060	1/27/2009
ADAPTIVE TUNNEL TRANSPORT PROTOCOL	11/479270	6/30/2006	7,649,909	1/19/2010
NETWORK OBJECT CACHE ENGINE	11/461320	7/31/2006	7,539,818	5/26/2009
SYSTEM AND METHOD FOR PREFETCHING UNCACHEABLE EMBEDDED OBJECTS	11/500054	8/7/2006	7,685,255	3/23/2010
GRAPHICAL CONFIGURATION INTERFACE FOR NETWORK POLICY	11/515625	9/5/2006	8,452,876	5/28/2013
METHOD AND APPARATUS FOR CONTROLLING TRANSMISSION FLOW USING EXPLICIT RATE CONTROL AND QUEUING WITHOUT DATA RATE SUPERVISION	11/541318	9/29/2006	7,720,085	5/18/2010
HIERARCHICAL INDEX FOR ENHANCED STORAGE OF FILE CHANGES	11/611313	12/15/2006	US8055645B1	11/8/2011
METHOD AND SYSTEM FOR CONFIGURING A DEVICE WITH A WIRELESS MOBILE CONFIGURATOR	11/613103	12/19/2006	7,685,263	3/23/2010
METHOD AND APPARATUS FOR POLICY MANAGEMENT IN A NETWORK DEVICE	11/672497	2/7/2007	7,555,552	6/30/2009
METHOD AND SYSTEM FOR POLICY-BASED PROTECTION OF APPLICATION DATA	11/672894	2/8/2007	8,095,517	1/10/2012
COMPRESSION OF STREAM DATA	11/674418	2/13/2007	US7443321B1	10/28/2008

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
USING A HIERARCHICALLY-INDEXED DATABASE
APPLICATION-AWARE RATE CONTROL	11/726552	3/22/2007	7,869,366	1/11/2011
EXTENDED FORMAT FOR INITIALIZATION FILES	11/739361	4/24/2007	7,783,873	8/24/2010
SYSTEM AND METHOD FOR DISTRIBUTED SSL PROCESSING BETWEEN CO-OPERATING NODES	11/758487	6/5/2007	8,225,085	7/17/2012
WAFS DISCONNECTED-MODE READ-WRITE ACCESS	11/763755	6/15/2007	7,734,733	6/8/2010
DATA AND CONTROL PLANE ARCHITECTURE INCLUDING SERVER-SIDE TRIGGERED FLOW POLICY MECHANISM	11/766634	6/21/2007	US8059532B2	11/15/2011
LOCKLESS BANDWIDTH MANAGEMENT FOR MULTIPROCESSOR NETWORKING DEVICES	11/771822	6/29/2007	7,813,277	10/12/2010
SYSTEM AND METHOD OF DELAYING CONNECTION ACCEPTANCE TO SUPPORT CONNECTION REQUEST PROCESSING AT LAYER-7	11/780432	7/19/2007	7,743,160	6/22/2010
TRANSPARENT FILE SYSTEM ACCESS FOR WIDE AREA NETWORK SYSTEM ACCELERATION	11/780123	7/19/2007	8,346,966	1/1/2013
SYSTEM AND METHOD OF TRAFFIC INSPECTION AND CLASSIFICATION FOR PURPOSES OF IMPLEMENTING SESSION AND CONTENT CONTROL	11/829740	7/27/2007	8,639,837	01/28/2014
SYSTEM AND METHOD OF TRAFFIC INSPECTION AND STATEFUL CONNECTION FORWARDING AMONG GEOGRAPHICALLY DISPERSED NETWORK APPLIANCES ORGANIZED AS CLUSTERS	11/834576	8/6/2007	8,130,747	3/6/2012
METHODS TO IMPROVE TRANSMISSION CONTROL PROTOCOL (TCP) PERFORMANCE OVER LARGE BANDWIDTH LONG DELAY LINKS	11/839342	8/15/2007	8,004,983	8/23/2011
METHOD AND SYSTEM FOR CONTROLLING NETWORK TRAFFIC WITHIN THE SAME CONNECTION WITH DIFFERENT PACKET TAGS BY VARYING THE POLICIES APPLIED TO A CONNECTION	11/854350	9/12/2007	8,331,223	12/11/2012
LOCKLESS PROCESSING OF COMMAND OPERATIONS IN MULTIPROCESSOR SYSTEMS	11/861049	9/25/2007	8,279,885	10/2/2012
SYSTEMS AND METHODS FOR PROCESSING DATA FLOWS	11/877819	10/24/2007	8,402,540
SYSTEMS AND METHODS FOR	11/926292	10/29/2007	8,010,469	8/30/2011

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
PROCESSING DATA FLOWS
SYSTEMS AND METHODS FOR PROCESSING DATA FLOWS	11/926307	10/29/2007	7,979,368	7/12/2011
COMPRESSION MECHANISMS FOR CONTROL PLANE-DATA PLANE PROCESSING ARCHITECTURE	11/961895	12/20/2007	US8111707B2	2/7/2012
APPLICATION DATA SYNCHRONIZATION	11/966005	12/28/2007	8,458,127	6/4/2013
METHOD AND APPARATUS FOR REQUEST ROUTING	11/972548	1/10/2008	8,234,402	7/31/2012
METHODS, APPARATUSES AND SYSTEMS FACILITATING CONCURRENT CLASSIFICATION AND CONTROL OF TUNNELED AND NON-TUNNELED NETWORK TRAFFIC	11/951101	1/14/2008	7,778,176	8/17/2010
METHOD AND SYSTEM FOR AUTHENTICATION AMONG PEER APPLIANCES WITHIN A COMPUTER NETWORK	12/019331	1/24/2008	8,312,264	11/13/2012
METHOD AND SYSTEM FOR ENHANCING MS EXCHANGE (MAPI) END USER EXPERIENCES IN A SPLIT PROXY ENVIRONMENT	12/020954	1/28/2008	8,505,038	8/6/2013
METHOD AND SYSTEM FOR AUTOMATED AUTHENTICATION OF A DEVICE TO A MANAGEMENT NODE OF A COMPUTER NETWORK	12/023441	1/31/2008	8,301,887	10/30/2012
SYSTEM AND METHOD FOR CONDUCTING NETWORK ANALYTICS	12/026475	2/5/2008	7,890,511	2/15/2011
METHOD FOR IMPLEMENTING EJECTION-SAFE API INTERCEPTION	12/029402	2/11/2008	8,255,931	8/28/2012
SYSTEM AND METHOD FOR DYNAMICALLY CONTROLLING AGGREGATE AND INDIVIDUAL PACKET FLOW CHARACTERISTICS WITHIN A COMPRESSED LOGICAL DATA TUNNEL	12/032571	2/15/2008	7,779,144	8/17/2010
SIMULATED COMPUTER SYSTEM FOR MONITORING OF SOFTWARE PERFORMANCE	12/032162	2/15/2008	8,069,372	11/29/2011
MANAGEMENT OF NETWORK QUALITY OF SERVICE	12/037494	2/26/2008	7,844,732	11/30/2010
NETWORK TRAFFIC SYNCHRONIZATION MECHANISM	12/046089	3/11/2008	7,773,530	8/10/2010
PACKET LOAD SHEDDING	12/100850	4/10/2008	7,813,352	10/12/2010
METHOD AND APPARATUS OF NETWORK ARTIFACT IDENTIFICATION AND EXTRACTION	12/126551	5/23/2008	8,625,642	1/7/2014
DYNAMIC PARTITIONING OF NETWORK RESOURCES	12/180661	7/28/2008	7,853,952	12/14/2010
LAYER-2 PACKET RETURN IN PROXY-ROUTER COMMUNICATION	12/182287	7/30/2008	8,509,235	8/13/2013

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
PROTOCOL ENVIRONMENTS
SLOW-START ADAPTIVE MECHANISMS TO IMPROVE EFFICIENCY OF BANDWIDTH ALLOCATION	12/188239	8/8/2008	US8031601B2	10/4/2011
SYSTEMS, METHODS, APPARATUS, AND COMPUTER READABLE MEDIA FOR INTERCEPTING AND MODIFYING HMAC SIGNED MESSAGES	12/211077	9/15/2008	8,452,968	5/28/2013
COMPRESSION OF STREAM DATA USING A HIERARCHICALLY-INDEXED DATABASE	12/212846	9/18/2008	US8115660B2	2/14/2012
FACILITATING TRANSITION OF NETWORK OPERATIONS FROM IP VERSION 4 TO IP VERSION 6	12/270043	11/13/2008	7,924,832	4/12/2011
SYSTEMS AND METHODS FOR STORING AND ACCESSING DATA STORED IN A DATA ARRAY	12/350902	1/8/2009	8,200,920	6/12/2012
ADAPTIVE, APPLICATION-AWARE SELECTION OF DIFFERENTIATED NETWORK SERVICES	12/369331	2/11/2009	7,783,754	8/24/2010
ASYMMETRIC TRAFFIC FLOW DETECTION	12/433443	4/30/2009	US8032641B2	10/4/2011
CLASSIFICATION TECHNIQUES FOR ENCRYPTED NETWORK TRAFFIC	12/463318	5/8/2009	US7957319B2	6/7/2011
METHOD AND APPARATUS FOR NETWORK PACKET CAPTURE DISTRIBUTED STORAGE SYSTEM	12/469744	5/21/2009	7,684,347	3/23/2010
PRESENTATION OF AN EXTRACTED ARTIFACT BASED ON AN INDEXING TECHNIQUE	12/471433	5/25/2009	8,521,732	8/27/2013
CAPTURE AND REGENERATION OF A NETWORK DATA USING A VIRTUAL SOFTWARE SWITCH	12/471437	5/25/2009	8,004,998	8/23/2011
APPLICATION SERVICE LEVEL MEDIATION AND METHOD OF USING SAME	12/480089	6/8/2009	8,300,545	10/30/2012
REFERRER CACHE CHAIN	12/554663	9/4/2009	8,473,611	6/25/2013
SYSTEMS AND METHODS FOR AVOIDING PERFORMANCE DEGRADATION DUE TO DISK FRAGMENTATION IN A NETWORK CACHING DEVICE	12/616041	11/10/2009	8,161,238	4/17/2012
WAFS DISCONNECTED-MODE READ-WRITE ACCESS	12/703295	2/10/2010	US7962600B2	6/14/2011
NETWORK TRAFFIC SYNCHRONIZATION MECHANISM	12/854153	8/10/2010	8,462,820	6/11/2013
BYPASS MECHANISM FOR VIRTUAL COMPUTING INFRASTRUCTURES	13/016890	1/28/2011	8,547,972	10/01/2013
FACILITATING TRANSITION OF NETWORK OPERATIONS FROM IP VERSION 4 TO IP VERSION 6	13/081983	4/7/2011	8,526,467	09/03/2013

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
METHOD AND APPARATUS FOR MULTI-TENANT POLICY MANAGEMENT IN A NETWORK DEVICE	13/098268	4/29/2011	8,612,541	12/17/2013
ESTABLISHING TUNNELS BETWEEN SELECTIVE ENDPOINT DEVICES ALONG COMMUNICATION PATHS	13/101661	5/5/2011	8,458,344	6/4/2013
SYSTEMS AND METHODS FOR PROCESSING DATA FLOWS	13/216739	8/24/2011	8,135,657	3/13/2012
SYSTEM AND METHOD FOR OPTIMIZING NAME-RESOLUTION OVERHEAD IN A CACHING NETWORK INTERMEDIARY DEVICE	13/218348	8/25/2011	8,671,157	03/11/2014
HARDWARE ACCELERATED APPLICATION-BASED PATTERN MATCHING FOR REAL TIME CLASSIFICATION AND RECORDING OF NETWORK TRAFFIC	13/421,757	3/15/2012	8,666,985	03/04/2014
TRAFFIC SYNCHRONIZATION ACROSS MULTIPLE DEVICES IN WIDE AREA NETWORK TOPOLOGIES	11/479371	6/30/2006	8,793,361	07/29/2014
FILTERING CACHED CONTENT BASED ON EMBEDDED URLS	10/890893	7/13/2004	8,788,528	07/22/2014
BUFFERING PROXY FOR TELNET ACCESS	11/034150	1/12/2005	8,788,674	07/22/2014
ENHANCED QOS SOLUTION FOR THIN CLIENT OR REMOTE ACCESS SESSIONS	11/149684	6/10/2005	8,788,822	07/22/2014
CLIENT-SIDE EXTENSIONS FOR USE IN CONNECTION WITH HTTP PROXY POLICY ENFORCEMENT	11/376917	3/15/2006	8,826,411	09/02/2014
METHOD AND SYSTEM FOR TRACKING ACCESS TO APPLICATION DATA AND PREVENTING DATA EXPLOITATION BY MALICIOUS PROGRAMS	11/391017	3/28/2006
SYSTEMS AND METHODS FOR PROTOCOL DETECTION IN A PROXY	11/419953	5/23/2006	8,793,390	07/29/2014
BY-PASS PORT FACILITATING NETWORK DEVICE FAILURE DETECTION IN WIDE AREA NETWORK TOPOLOGIES	11/479949	6/30/2006	8,842,687	09/23/2014
PREVIEWING FILE INFORMATION OVER A NETWORK	11/561123	11/17/2006
SYSTEMS AND METHODS FOR PROCESSING DATA FLOWS	11/610296	12/13/2006
METHODS AND SYSTEMS FOR CACHING CONTENT AT MULTIPLE LEVELS	11/690669	3/23/2007	8,832,247	09/09/2014
DATA AND CONTROL PLANE ARCHITECTURE FOR NETWORK APPLICATION TRAFFIC	11/694703	3/30/2007

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
MANAGEMENT DEVICE
WIDE AREA NETWORK FILE SYSTEM WITH LOW LATENCY WRITE COMMAND PROCESSING	11/956960	12/14/2007	8,849,940	09/30/2014
METHODS AND SYSTEMS FOR FILTERING ENCRYPTED TRAFFIC	11/971645	1/9/2008
COMPOSITE EXECUTION OF RENAME OPERATIONS IN WIDE AREA FILE SYSTEMS	12/047567	3/13/2008
VIRTUAL BANDWIDTH MANAGEMENT DEPLOYMENT ARCHITECTURE	12/050316	3/18/2008
EFFICIENT DIRECTORY REFRESH OPERATION IN WIDE AREA FILE SYSTEMS	12/055261	3/25/2008
AGGREGATE NETWORK RESOURCE UTILIZATION CONTROL SCHEME	12/250684	10/14/2008
SYSTEMS AND METHODS FOR PROTECTING CUSTOMER SECRETS DURING VENDOR TROUBLESHOOTING	12/360064	1/26/2009
METHODS AND APPARATUS FOR BLOCKING UNWANTED SOFTWARE DOWNLOADS	12/363696	1/30/2009
CONTENT ASSOCIATIVE CACHING METHOD FOR WEB APPLICATIONS	12/695996	1/28/2010	8,793,307	07/29/2014
ENHANCED RANDOM EARLY DISCARD FOR NETWORKED DEVICES	12/751904	3/31/2010	8,897,132	11/25/2014
NETWORK INTRUSION DETECTION APPARATUS	12/980768	12/29/2010
SECURING A NETWORK WITH DATA FLOW PROCESSING	12/982772	12/30/2010
PROCESSING DATA FLOWS WITH A DATA FLOW PROCESSOR	12/982999	12/31/2010
SYSTEM AND METHOD FOR DISTRIBUTING HEURISTICS TO NETWORK INTERMEDIARY DEVICES	13/017027	1/30/2011
SYSTEM AND METHOD FOR DISTRIBUTED DATA COLLECTION AND HEURISTIC REFINEMENT IN A NETWORK INTERMEDIARY DEVICE	13/017028	1/30/2011
PARTITION CONFIGURATION AND CREATION MECHANISMS FOR NETWORK TRAFFIC MANAGEMENT DEVICES	13/080928	4/6/2011	8,843,634	09/23/2014
LOAD BALANCING FOR NETWORK DEVICES	13/090489	4/20/2011
SYSTEM AND METHOD FOR BUILDING INTELLIGENT AND DISTRIBUTED L2—L7 UNIFIED THREAT MANAGEMENT INFRASTRUCTURE FOR IPV4 AND IPV6 ENVIRONMENTS	13/116760	5/26/2011	8,839,404	09/16/2014
BEHAVIORAL CLASSIFICATION OF NETWORK DATA FLOWS	13/151141	6/1/2011

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
MANAGING NETWORK CONTENT	13/240469	9/22/2011	8,843,608	09/23/2014
SYSTEM AND METHOD FOR IDENTIFYING WEB OBJECTS UNWORTHY OF BEING CACHED	13/285481	10/31/2011
SYSTEM AND METHOD FOR CAPTURING NETWORK TRAFFIC	13/299773	11/18/2011	8,813,189	08/19/2014
SPLIT-DOMAIN NAME SERVICE	13/345081	1/6/2012	8,788,708	07/22/2014
SYSTEM AND METHOD OF TRAFFIC INSPECTION AND STATEFUL CONNECTION FORWARDING AMONG GEOGRAPHICALLY DISPERSED NETWORK APPLIANCES ORGANIZED AS CLUSTERS	13/408920	2/29/2012
SYSTEMS AND METHODS FOR PROCESSING DATA FLOWS	13/416647	3/9/2012
METHOD AND DEVICE FOR ALTERNATIVE STATUS NOTIFICATION	13/446974	4/13/2012	8,935,376	01/13/2015
EXCHANGE OF DIGITAL CERTIFICATES IN A CLIENT-PROXY-SERVER NETWORK CONFIGURATION	13/631646	9/28/2012
APPLICATION SERVICE LEVEL MEDIATION AND METHOD OF USING SAME	13/649231	10/11/2012
SYSTEM AND METHOD FOR RECOGNIZING OFFENSIVE IMAGES	13/740136	1/11/2013
SYSTEM AND METHOD FOR ESTIMATING TYPICALITY OF NAMES AND TEXTUAL DATA	13/765606	2/12/2013
COLLABORATIVE APPLICATION CLASSIFICATION	13/794513	3/11/2013
MOBILE APPLICATION IDENTIFICATION AND CONTROL THROUGH WIFI ACCESS POINTS	13/857002	4/4/2013
SYSTEM AND METHOD FOR IMPLEMENTING TRAFFIC OPTIMIZATION FOR OVERLAY NETWORKS	14/214376	3/14/2014
APPLICATION IDENTIFICATION AND THREAT PROTECTION CLOUD INFRASTRUCTURE AND SERVICES	14/214424	3/14/2014
APPARATUS AND METHOD FOR RANDOM DATABASE SAMPLING WITH REPEATABLE RESULTS	13/451503	4/19/2012
APPARATUS AND METHOD FOR CHARACTERIZING THE RISK OF A USER CONTRACTING MALICIOUS SOFTWARE	13/754810	1/30/2013
APPARATUS AND METHOD FOR UTILIZING FOURIER TRANSFORMS TO CHARACTERIZE NETWORK TRAFFIC	13/861655	4/12/2013
METHOD AND APPARATUS TO INDEX NETWORK TRAFFIC META-DATA	12/126656	5/23/2008

Patent Title	Application Number	Filing Date	Patent Number	Issue Date
METHOD AND APPARATUS FOR STORING AND INDEXING HIGH-SPEED NETWORK TRAFFIC DATA	12/946559	11/15/2010
METHOD AND APPARATUS FOR REAL TIME IDENTIFICATION AND RECORDING OF ARTIFACTS	12/946539	11/15/2010
SYSTEM AND METHOD FOR HYPERTEXT TRANSFER PROTOCOL LAYERED RECONSTRUCTION	12/968453	12/15/2010	8,849,991	09/30/2014
SYSTEM AND METHOD FOR BUILDING INTELLIGENT AND DISTRIBUTED L2 - L7 UNIFIED THREAT MANAGEMENT INFRASTRUCTURE FOR IPV4 AND IPV6	14/472256	08/28/2014
APPARATUS AND METHOD FOR DECRYPTION OF SECURE COMMUNICATION SESSIONS	14/553,939	11/25/2014
ESTABLISHING TUNNELS BETWEEN SELECTIVE ENDPOINT DEVICES ALONG COMMUNICATION PATHS	13/908880	6/03/2013	8,949,446	2/03/2015
SYSTEMS AND METHODS FOR IMPLEMENTING GENERIC MULTI-CORE HIGH PERFORMANCE TRAFFIC CLASSIFICATION AND Q0S ENFORCEMENT SYSTEM	14/675,611	3/31/2015
METHODS AND SYSTEMS FOR CACHING CONTENT AT MULTIPLE LEVELS	14/464638	08/20/2014

Schedule 3

U.S. REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Blue Coat Systems, Inc.:

Mark	Application Number	Application Date	Registration Number	Registration Date
BLUE COAT	78146726	23-Jul-2002	2887537	21-Sep-2004
BLUE COAT	85079904	07-Jul-2010	3953936	03-May-2011
BLUE COAT Stacked Logo	86002470	03-Jul-2013	4599832	09-Sep-2014
BLUESOURCE	77317064	30-Oct-2007	3566585	27-Jan-2009
BLUETOUCH	77541949	07-Aug-2008	3638112	16-Jun-2009
CACHEFLOW	77796201	04-Aug-2009	3801078	08-Jun-2010
Circle Logo	85367654	11-Jul-2011	4114421	20-Mar-2012
CONTROL IS YOURS	77581661	29-Sep-2008	3755658	02-Mar-2010
CROSSBEAM	76247818	27-Apr-2001	2638737	22-Oct-2002
DEEPSEE	77520989	14-Jul-2008	3890571	14-Dec-2010
DS APPLIANCE	77520987	14-Jul-2008	4031945	27-Sep-2011
INTELLIGENCECENTER	77106133	13-Feb-2007	3728849	22-Dec-2009
ISHARED	78316164	20-Oct-2003	3149433	26-Sep-2006
PACKETEER	75101702	09-May-1996	2133249	27-Jan-1998
PACKETSHAPER	75207591	03-Dec-1996	2272649	24-Aug-1999
PACKETSHAPER	75207589	03-Dec-1996	2272648	24-Aug-1999
POLICYCENTER	76021493	10-Apr-2000	2489413	11-Sep-2001
PROXYONE	85063736	15-Jun-2010	3979484	14-Jun-2011
PROXYSG	78295124	02-Sep-2003	3096350	23-May-2006
SEE EVERYTHING. KNOW EVERYTHING	77525091	17-Jul-2008	4038853	11-Oct-2011
SHIELD DESIGN	77611802	11-Nov-2008	3638747	16-Jun-2009
SOLERA NETWORKS	77570585	16-Sep-2008	4270178	08-Jan-2013
SOLERA NETWORKS & Design	77571700	17-Sep-2008	4293804	26-Feb-2013
WINPROXY	75295822	21-May-1997	2174788	21-Jul-1998
PACKETEER	75329615	23-Jul-1997	2197759	20-Oct-1998
K9	77237312	24-Jul-2007	3927221	08-Mar-2011

Schedule 5(a)

LEGAL NAMES, ETC.

Credit Party	Type of Entity	Jurisdiction	Organizational Identification Number	Federal Taxpayer Identification Number
Batman Intermediate Holdings B, Inc.	Corporation	Delaware	5723134	47-3734621
Batman Merger Sub, Inc.	Corporation	Delaware	5702095	47-3317977
Blue Coat Holdings, Inc.	Corporation	Delaware	5075355	45-4135025
Blue Coat Systems, Inc.	Corporation	Delaware	2599317	91-1715963

Schedule 5(b)

PRIOR ORGANIZATIONAL NAMES

Credit Party	Prior Names	Date of Change
Blue Coat Holdings, Inc.	Batman Merger Sub, Inc.	5/22/2015
	Project Barbour Holdings Corporation	5/22/2015

Blue Coat Systems, Inc.	CB Systems Holdings, Inc.	3/8/2013
CB Systems Holdings II, Inc.
	Crossbeam Systems, Inc.	3/8/2013
	Solera Networks, Inc.	3/8/2013
	Project Barbour Intermediate Holdings Corporation	5/22/2015

Schedule 5(c)

CHIEF EXECUTIVE OFFICE(S)

Grantor	Chief Executive Office
Batman Intermediate Holdings B, Inc.	200 Clarendon Street Boston, MA 02116

Batman Merger Sub, Inc.	200 Clarendon Street Boston, MA 02116

Blue Coat Holdings, Inc.	420 North Mary Avenue Sunnyvale, CA 94085

Blue Coat Systems, Inc.	420 North Mary Avenue Sunnyvale, CA 94085

Schedule 6

SCHEDULE OF FILING OFFICE(S)

Grantor	Filing Office
Batman Intermediate Holdings B, Inc.	Delaware Secretary of State
Batman Merger Sub, Inc.	Delaware Secretary of State
Blue Coat Holdings, Inc.	Delaware Secretary of State
Blue Coat Systems, Inc.	Delaware Secretary of State

Schedule 7

COMMERCIAL TORT CLAIMS

None.

ANNEX A TO THE

SECURITY AGREEMENT

This Supplement, dated as of [    ], 20[    ] (this “Supplement”), to the Security Agreement, dated as of May 22, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Batman Intermediate Holdings B, Inc., a Delaware corporation (“Holdings”), Batman Merger Sub, Inc., a Delaware corporation (as further defined in Section 1.1 of the Credit Agreement, the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto and each of the other entities that becomes a party thereto pursuant to Section 8.14 thereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Holdings and the Borrower are referred to collectively as the “Grantors”), and the Collateral Agent for the benefit of the Secured Parties.

A. Reference is made to the Credit Agreement, dated as of May 22, 2015 (as the same may be amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender, and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lender and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make their respective Extensions of Credit to Holdings, the Borrower and the Restricted Subsidiaries, as applicable, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Obligations or Secured Hedge Agreements, respectively, with Holdings, the Borrower and/or the Restricted Subsidiaries.

D. Section 9.11 of the Credit Agreement and Section 8.14 of the Security Agreement provide that each Subsidiary that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Subsidiary Grantor, with the same force and effect as if originally named as a Subsidiary Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement or as otherwise provided in the Credit Agreement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make their respective Extensions of Credit to Holdings, the Borrower and the Restricted Subsidiaries, as applicable, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Obligations or Secured Hedge Agreements, respectively, with Holdings, the Borrower and/or the Restricted Subsidiaries.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.14 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, does hereby grant to the Collateral Agent for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor; provided that the Collateral (or any defined term used in the definition thereof) shall not include any Excluded Property; provided, however, that the Collateral shall include any Proceeds, substitutions or replacements of Excluded Property to the extent they would otherwise constitute Collateral. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 4. Such New Grantor hereby represents and warrants that (a) as of the date hereof, set forth on Schedule I hereto is (i) the exact legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto lists all of each New Grantor’s U.S. registered Copyrights (and all applications therefor), (ii) Schedule III hereto lists all of each New Grantor’s U.S. Patents (and all applications therefor) and (iii) Schedule IV hereto lists all of each New Grantor’s registered U.S. Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Schedule 13.2 to the Credit Agreement.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as the New Grantor

By:
Name:
Title:

JEFFERIES FINANCE LLC, as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO THE SUPPLEMENT

TO THE SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II

TO THE SUPPLEMENT

TO THE SECURITY AGREEMENT

U.S. REGISTERED COPYRIGHTS

Registrations:

OWNER	REGISTRATION NUMBER	TITLE

SCHEDULE III

TO THE SUPPLEMENT

TO THE SECURITY AGREEMENT

U.S. PATENTS AND PATENT APPLICATIONS

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TITLE

SCHEDULE IV

TO THE SUPPLEMENT

TO THE SECURITY AGREEMENT

U.S. REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK

ANNEX B TO THE

SECURITY AGREEMENT

FORM OF GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT]

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT], dated as of [    ], 20[    ] (this “Agreement”), is made by [    ], a [    ] (the “Grantor”), in favor of the Collateral Agent for the benefit of the Secured Parties from time to time party to the Credit Agreement, dated as of May 22, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time, the “Credit Agreement”), among Batman Intermediate Holdings B, Inc., a Delaware corporation, Batman Merger Sub, Inc., a Delaware corporation (as further defined in Section 1.1 of the Credit Agreement, the “Borrower”), the Lenders from time to time party thereto, Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender, and the other parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make their respective loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, each Grantor and any Subsidiaries of the Borrower that become a party thereto, have executed and delivered a Security Agreement, dated as of May 22, 2015 in favor of the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor has pledged and granted to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties a continuing security interest in all Intellectual Property, including the [Trademarks/Patents/Copyrights], that are not Excluded Property; and

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make their respective Extensions of Credit to Holdings, the Borrower and the Restricted Subsidiaries, as applicable, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Agreements or Secured Hedge Agreements, respectively, with Holdings, the Borrower and/or the Restricted Subsidiaries, Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement or the Security Agreement, as applicable.

2. Grant of Security Interest. Subject to the terms of the Security Agreement, Grantor hereby grants a security interest in all of its right, title and interest in, to and under the [Trademarks/Patents/Copyrights], to the extent owned by Grantor, that are not Excluded Property (including, without limitation, those items listed on Schedule A hereto), including [the goodwill associated with such Trademarks and]1 the right to receive all Proceeds therefrom (collectively, the “Collateral”), to the Collateral Agent for the benefit of the Secured Parties as collateral security for payment and performance when due of the Obligations[; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of Grantor’s “intent to use” such trademarks or service marks will not be deemed to be Collateral unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral.]2

3. Purpose. This Agreement has been executed and delivered by Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office.

4. Termination or Release. Upon the termination of the Security Agreement or release of a Grantor in accordance with Section 6.5 thereof, the Collateral Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the security interest in the [Trademarks/Patents/Copyrights] of such Grantor under this Grant of Security Interest in [Trademarks/Patents/Copyrights].

5. Acknowledgment. Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

[1]	Language applicable to Grant of Security Interest in Trademarks
[2]	Language applicable to Grant of Security Interest in Trademarks

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[ ], as a Grantor

By:
Name: Title:

[Grant of Security Interest in [Trademark/Patent/Copyright]]

JEFFERIES FINANCE LLC, as the Collateral Agent

By:
Name: Title:

[Grant of Security Interest in [Trademark/Patent/Copyright]]

SCHEDULE A

U.S. [Patent/Trademark/Copyright] Registrations and Applications

[For Patents:]

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TITLE

[For Trademarks:]

OWNER	APPLICATION NUMBER	REGISTRATION NUMBER	TRADEMARK

[For Copyrights:]

OWNER	REGISTRATION NUMBER	TITLE